UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 10, 2016

EMERALD MEDICAL APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Imber Street, Petach Tikva, Israel	4951141
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 3-744-4505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 18, 2016, Emerald Medical Applications Corp. (the "Registrant") filed a Form 8-K reporting that on May 12, 2016, it had entered into an Equity Purchase Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC, a limited liability company organized under the laws of the State of Delaware with offices located in Newport Beach, CA ("Kodiak"). Under the Equity Purchase Agreement (the "EPA"), the Registrant: (i) agreed to issue and sell to Kodiak and Kodiak agreed to purchase up to $1,000,000 of the Registrant's common stock; (ii) issued Kodiak 150,000 restricted shares as a commitment fee; and (iii) executed a Registration Rights Agreement pursuant to which the Registrant has agreed to file a registration statement to register for resale the underlying the EPA and the 150,000 commitment shares.

On October 10, 2016, Emerald Medical Applications Corp. (the "Registrant") served notice on Kodiak that it was: (i) terminating the EPA pursuant to Section 10.5 of that agreement; and (ii) amending the pending registration statement on Form S-1 that had been filed with the SEC on July 27, 2015 for the purpose of removing the shares underlying the EPA commitment as well as the commitment shares. A copy of the letter of termination is attached hereto as Exhibit 10.36.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.36	Termination Letter to Kodiak Capital Group, LLC dated October 10, 2016, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Adi Zamir CEO Adi Zamir Date: October 17, 2016